AMENDED AND RESTATED BYLAWS

                                       OF

                               ROYSTER-CLARK, INC.



                                   ARTICLE I

                                  STOCKHOLDERS

     Section 1. Annual Meeting. An annual meeting of stockholders shall be held for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting at such place within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix each year, which date shall be within 13 months after the later of the date of organization of the Corporation or the last annual meeting of stockholders.

     Section 2. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the Chairman of the Executive Committee for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place, on such date, and at such time as shall be fixed in the notice.

     Section 3. Notice of Meetings. Written notice of the place, date and time of all meetings of stockholders shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (i.e., as required from time to time by the Certificate of Incorporation of the Corporation or the Delaware General Corporation Law).

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4. Quorum. Except as otherwise required by law, at any meeting of stockholders, a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a


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quorum. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter.

     If a quorum fails to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present in person or represented by proxy may adjourn the meeting to another place, date and time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting; provided, however, that in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting.

     Section 5. Organization. The Chairman of the Board or, in his or her absence, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present in person or represented by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

     Section 6. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

     Section 7. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

     All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

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     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the vote cast.

     Section 8. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 9. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

     Every written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 1. Number and Term of Office. The number of directors who shall constitute the whole Board of Directors shall be seven. Each director shall be elected for a term of one year and shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal, except as otherwise provided herein or required by law.

     Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until


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their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board of Directors which are being eliminated by the decrease.

     Section 2. Vacancies. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, the shareholders shall elect a successor for the unexpired term.

     Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at Tarboro, North Carolina or at such other place or places, and on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by one-half of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Executive Committee and shall be held at Tarboro, North Carolina or such other place as may be approved by the Board of Directors, and on such date, and at such time as they or he or she shall fix. Notice of the place, date and time of each special meeting shall given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telegraphing or telexing or by facsimile transmission of the same not less than 72 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 5. Quorum. At any meeting of the Board of Directors, a majority of the total number of the whole Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

     Section 6. Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     Section 7. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may determine from time to time, and all matters shall be determined by the vote of all of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board of Directors.

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     Section 8. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     Section 9. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

     Section 10. Supermajority Voting Requirements. A minimum vote of seventy-five percent (75%) of the total number of directors (rounded up to the nearest whole number), constituting the whole board of directors, including any unfilled vacancies ("Supermajority Vote"), shall be required for approval of the following matters:

     (a) any amendment or modification to the Certificate of Incorporation or By-laws of the Corporation;

     (b) any split, combination or reclassification of capital stock;

     (c) any declaration, payment or setting aside for payment of any dividend or other distribution or any direct or indirect redemption, retirement, purchase or other acquisition of any stock or other securities (other than stated dividends on the Preferred Stock);

     (d) the approval of the issuance of capital stock of the Corporation, including common or preferred stock and any securities or instruments convertible into or exercisable for common or preferred stock or other securities, except those options previously authorized by the Board of Directors for the issuance of 5,278 shares of Common Stock;

     (e) any acquisition or disposition of any land or any leasehold or other interest therein, the value of which exceeds Two Million Dollars ($2,000,000.00) in the aggregate in any one fiscal year of the Corporation;

     (f) any sale or series of related sales of assets of the Corporation or purchases or series of related purchases, the aggregate value of which exceeds Five Hundred Thousand Dollars ($500,000.00), other than any purchases or sales or inventory in the ordinary course of business;

     (g) any incurrence of any obligation, forgiveness of any obligation or guarantee of any obligation of any other person, including the purchase of goods and the borrowing or lending of money by the Corporation involving an amount or obligation in excess of Five Hundred Thousand Dollars ($500,000.00), other than the purchase of inventory and incurrence of farmer's credit balances in the ordinary course of business consistent with past practice;

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     (h) any complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization of the Corporation, other than any transaction reasonably as part of that certain Reciprocal Option set forth in that certain Stock Purchase Agreement dated September 15, 1994 by and among the Corporation and certain stockholders of the Corporation;

     (i) any employment agreement or compensation arrangement involving any officer, director or stockholder of the Corporation or its affiliates;

     (j) any increase in the compensation payable to any officer of the Corporation as well as the amount of any bonus;

     (k) any material change in the business purposes of the Corporation;

     (l) approval of the following elements of annual business plans and related financial forecasts and budgets:

          - changes in aggregate employment levels exceeding 5% in any fiscal year;

          - base compensation adjustments for all employees as a group exceeding 5% in any fiscal year;

          -    capital spending exceeding $1.5 million in any fiscal year; and

          - changes in supplier relationships at any time with suppliers from whom the Corporation purchased more than One Million Dollars ($1,000,000.00) in the preceding twelve months or from whom the Corporation expects to purchase One Million Dollars ($1,000,000.00) in the succeeding twelve months.

     (m) the election, replacement or removal of the Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Investment Officer and Chief Financial Officer;

     (n) the appointment, replacement or removal of independent auditors;

     (o) removal of any director, and

     (p) any registration of any securities of the Corporation under the Securities Act of 1933, as amended (the "Act") or any grant of any right to register any securities of the Corporation under the Act.

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                                  ARTICLE III

                                   COMMITTEES

     Section 1. Executive Committee. There shall be a standing Executive Committee consisting of four members who shall be nominated by the Chairman from the members of the Board of Directors and who shall be confirmed by the Board of Directors. The Executive Committee shall be responsible for the management and direction of the business of the corporation and shall have all of the powers of the board, subject only to the provisions and limitations imposed by Section 10 of Article II and by the Delaware General Corporation Law. The powers of the Executive Committee shall include, but are not limited to, the power to recommend the engagement and discharge of independent auditors of the Corporation; to direct and supervise special investigations; to review with the independent auditors the plan and results of the Corporation's procedures for internal auditing; to review and determine salaries for officers and certain key employees; and to review and determine bonuses and other special awards of employee compensation and benefits.

     Section 2. Conduct of Business. The Executive Committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for the giving of notice to members of all meetings. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Generally. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Secretary, a Chief Investment Officer, a Chief Financial Officer, and such other officers as may be appointed by the Board of Directors from time to time. Offices shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

     Section 2. Chairman of the Board. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chairman shall have the responsibility for the setting of policy concerning and the supervision of the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chairman or which are delegated to him or her by the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders.

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     Section 3. Chief Executive Officer. Subject to the provisions of these
Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have the overall executive responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive officer (which office is the highest ranking office of the Corporation) or which are delegated to him or her by the Board of Directors. He or she shall have the power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all other officers, employees and agents of the Corporation.

     Section 4. President. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall have responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are delegated to him or her by the Chief Executive Officer or otherwise by the Board of Directors.

     Section 5. Chief Investment Officer. The Chief Investment Officer shall have the responsibility for the design and maintenance of the management information system of the Corporation and for the supervision of the accounting and financial functions of the Corporation. He or she shall direct the investment and disbursement of funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Chief Investment Officer shall also perform such other duties as the Board of Directors may prescribe from time to time.

     Section 6. Chief Financial Officer. The Chief Financial Officer shall have the responsibility for day to day maintenance of the financial and accounting functions of the Corporation. He or she shall disburse the funds of the Corporation as authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as the Board of Directors may prescribe from time to time.

     Section 7. Chief Operating Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Operating Officer shall have responsibility for the everyday management, and control of the business, operations and affairs of the Corporation and shall perform such duties and powers which are delegated to him or her by the Chief Executive Officer or otherwise by the Board of Directors.

     Section 8. Vice President. Each Vice president shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

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     Section 9. Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may prescribe from time to time.

     Section 3. Delegation of Authority. Except for the powers and duties of the Chairman and the President, the Board of Directors from time to time may delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

     Section 4. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

     Section 5. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman or any officer of the Corporation authorized by the Chairman shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

                                    ARTICLE V

                                      STOCK

     Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

     Section 2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of the Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 3. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other

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action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board or Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by
Article I, Section 9 of the Bylaws. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     Section 4. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another certificate may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.



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                                   ARTICLE VI

                                     NOTICES

     Section 1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to by given to any stockholder, director, officer, employee or agent shall be in writing and may be given effectively by hand delivery to the recipient thereof, by depositing such notice in the mail postage paid, or by sending such notice by telecopy or prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent as his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telecopy, telegram or mailgram, shall be the time of the giving of the notice.

     Section 2. Waivers. A written wavier of any notice, signed by stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signature of any officer or officers of the Corporation may be sued whenever and as authorized by the Board of Directors or a committee thereof.

     Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer, an Assistant Secretary, or an Assistant Treasurer.

     Section 3. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

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     Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

     Section 5. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, and the day of the event shall be included.


                                  ARTICLE VIII

                                 indemnification

     The Corporation shall be authorized to indemnify any person entitled to indemnity under law, to the fullest extent permitted by law.



                                   ARTICLE IX

                                   AMENDMENTS

     Subject to the supermajority provisions of Article II, Section 10 of these Bylaws, these Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.



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